UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2005
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone
number, including area
code)
Not Applicable
(Former name or former
address, if changed since
last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 2, 2005, the Board of Directors of Tesoro Corporation (the “Company”) approved an increase of the base retainer fee for non-employee directors from $50,000 per year to $60,000 per year. The annual base retainer will be payable in cash of $35,000 and $25,000 will continue to be payable in shares of the Company’s common stock pursuant to the 2005 Non-Employee Director Stock Plan approved by the Company’s stockholders in May 2005.
The Company entered into Amended and Restated Management Stability Agreements (collectively, the “Agreements”) with Mr. J. William Haywood and Mr. Daniel J. Porter on August 2, 2005. The Agreements, which are effective as of August 2, 2005, increase the payments to each of the named executives upon a “Change of Control” as defined in the Agreements followed by termination of the executive’s employment. The Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Amended and Restated Management Stability Agreement between the Company and J. William Haywood dated as of August 2, 2005.

10.2	Amended and Restated Management Stability Agreement between the Company and Daniel J. Porter dated as of August 2, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:August 8, 2005

TESORO CORPORATION

By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President
and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1	Amended and Restated Management Stability Agreement between the Company and J. William Haywood dated as of August 2, 2005.

10.2	Amended and Restated Management Stability Agreement between the Company and Daniel J. Porter dated as of August 2, 2005.

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